Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350,

Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report of Health Enhancement Products, Inc., a Nevada corporation (the “Company”), on Form 10-QSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Janet L. Crance, Chief Administrative Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2007

/s/ Janet L Crance

Janet L Crance

Chief Administrative Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 HAS BEEN PROVIDED TO HEALTH ENHANCEMENT PRODUCTS, INC. AND WILL BE RETAINED BY HEALTH ENHANCEMENT PRODUCTS, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.